Exhibit 99.1

2019 Third Quarter Results Investor Presentation

Third Quarter 2019 | PACW | p. 2 This communication contains certain forward - looking information about PacWest, including the expected impact to the Company’s allowance for credit losses upon the adoption of the new current expected credit loss (CECL) accounting standard and the expected impact to the Company’s multi - family lending business due to new rent control laws in California and New York, that is intended to be covered by the safe harbor for “forward - looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth or implied in the forward - looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . Forward - Looking Statements

Third Quarter 2019 | PACW | p. 3 Presentation Index Company Overview 4 Third Quarter Highlights 10 Loans and Leases & Credit Quality 15 Deposits 29 Net Interest Margin 32 Investment Securities 38 Controlled Expenses 40 Non - GAAP Measurements 42 KRX Index Peer Group 44

Third Quarter 2019 | PACW | p. 4 Company Overview

Third Quarter 2019 | PACW | p. 5 Company Overview Rank based on banks in the KBW Nasdaq Regional Bank Index – “KRX” (1) As of September 30, 2019 PacWest Bancorp is the holding company for Pacific Western Bank, a high performing commercial bank focused on core deposit growth paired with National Lending and Venture Banking groups $26.7 Billion in Assets $4.3 Billion Market Cap (1) 5 th Largest Bank HQ in California $18.7 Billion in Loans $19.7 Billion in Deposits 6.65 % Dividend Yield (1) 19.01% ROATE 4.46% Net Interest Margin 1.65% ROAA 42.3% Efficiency Ratio Experienced Acquirer - 29 Acquisitions KRX Rank # 1 KRX Rank # 1 KRX Rank # 3 KRX Rank # 8 KRX Rank # 8

Third Quarter 2019 | PACW | p. 6 Business Model Community Banking National Lending Venture Banking • Attractive branch network with 74 full service branches in California and one in Denver, Colorado • Offers a full suite of deposit products and services, including on - line banking • Focused on business lending products, including commercial real estate, asset - based and tax - exempt • Limited consumer loan offerings • Borrower relationships generally include a deposit account • Efficient deposit model with average Community Banking branch size of $168 million • Diversified by loan and lease type, geography and industry o Asset - Based Lending (ABL) ▪ Lender Finance & Timeshare, Equipment Financing and Premium Finance o Commercial Real Estate ▪ Multifamily , SBA, Construction and General • Focus on small to middle - market businesses • Expertise in niche segments limits new competitors • Borrower relationships may include deposit accounts and treasury services • Five banking groups: Technology, Life Sciences, Fund Finance, Structured Finance, Specialty Finance • Operates a single branch in Durham, NC with $7.3 billion in deposits • Offices located in key innovative hubs across the United States • Offers a comprehensive suite of financial services for venture - backed companies and their venture capital and private equity investors • Provides comprehensive treasury management solutions, including credit cards and international - related products and services to clients • Borrower relationships almost always include a deposit account • Operates Pacific Western Asset Management Inc. (registered investment advisor)

Third Quarter 2019 | PACW | p. 7 Nationwide Lender Combined with California Branch Network Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA San Diego, CA; National Lending office; Venture Banking office; Community Banking branch Colorado Market Expansion • Jon Lorenz - C olorado Market President • Added executive office • Added loan production office • Opened full - service branch November 4, 2019

Third Quarter 2019 | PACW | p. 8 Our Acquisition History and Strategy 19 Acquisitions 4 Acquisitions Square1 Assets added: $4.6bn CUB Assets added: $3.5bn 3 FDIC Assisted Acquisitions CapitalSource Assets added: $10.7bn Key Drivers of Accretion Core Funding Customer Retention Cost Savings In - Market Consolidation Market Expansion Asset Generation Capability Strong Core Deposit Base Sound Strategic Focus 2000 - 2007 2008 - 2010 2010 - 2013 2014 2015 2017

Third Quarter 2019 | PACW | p. 9 Our Formula for High Performance • Nationwide lending platform • Attractive California branch network • Focus on core deposit growth • Disciplined growth initiatives • Thoughtful approach to credit de - risking • Experienced acquirer • Highly profitable • Highly efficient • Strong net interest margin • Strong capital base • High return on average assets • High return on average tangible equity • Attractive dividend yield

Third Quarter 2019 | PACW | p. 10 Third Quarter Highlights

Third Quarter 2019 | PACW | p. 11 Third Quarter Highlights • Net earnings of $110.0 million • Earnings per share of $0.92 • ROAA of 1.65% • ROATE of 19.01% (1) Robust Earnings High Performing • Net interest margin of 4.46% • Loan and lease yield of 5.91% • Cost of deposits of 83 bps • Efficiency ratio of 42.3% • Noninterest expense to average assets of 1.91% Loan Growth & Credit Quality • Loan production of $1.2 billion • Annualized loan growth of 6% • Classified loans to total loans of 1.01% • Net charge - offs of $4.5 million; 10bps of average loans and leases • Provision for credit losses of $7.0 million Strong Deposit Base & Capital • Record core deposits growth of $854 million • Core deposits at 84% of total deposits • Noninterest - bearing demand deposits at 38% of total deposits • Tangible common equity ratio of 9.65% (1) • CET1 ratio of 9.55% (1) See “Non - GAAP Measurements” slide on page 43.

Third Quarter 2019 | PACW | p. 12 ∆ ($ in millions, except per share amounts) 3Q19 2Q19 Q / Q Total Assets 26,725$ 26,344$ 1% Loans and Leases HFI, net of deferred fees 18,736$ 18,473$ 1% Total Deposits 19,733$ 18,806$ 5% Core Deposits 16,471$ 15,617$ 5% Net Earnings 110.0$ 128.1$ -14% Earnings Per Share 0.92$ 1.07$ -14% Return on Average Assets ("ROAA") (1) 1.65% 1.99% -0.34 Return on Average Tangible Equity ("ROATE") (1)(2) 19.01% 23.15% -4.14 Tangible Common Equity Ratio (2) 9.65% 9.50% 0.15 Tangible Book Value Per Share (2) 19.43$ 18.83$ 3% Tax Equivalent Net Interest Margin 4.46% 4.72% -0.26 Efficiency Ratio 42.3% 41.6% 0.7 Quarter - Over - Quarter Financial Highlights (1) If gains on sales of securities are excluded from both 3Q19 and 2Q19, ROAA would have been 1.64% and 1.74%, and ROATE would have been 18.89% and 20.27%. (2) See “Non - GAAP Measurements” slide on page 43.

Third Quarter 2019 | PACW | p. 13 ∆ ($ in millions, except per share amounts) 3Q19 3Q18 Y / Y Total Assets 26,725$ 24,782$ 8% Loans and Leases HFI, net of deferred fees 18,736$ 17,230$ 9% Total Deposits 19,733$ 17,880$ 10% Core Deposits 16,471$ 15,513$ 6% Net Earnings 110.0$ 116.3$ -5% Earnings Per Share 0.92$ 0.94$ -2% Return on Average Assets ("ROAA") 1.65% 1.89% -0.24 Return on Average Tangible Equity ("ROATE") (1) 19.01% 21.61% -2.60 Tangible Common Equity Ratio (1) 9.65% 9.61% 0.04 Tangible Book Value Per Share (1) 19.43$ 17.28$ 12% Tax Equivalent Net Interest Margin 4.46% 4.99% -0.53 Efficiency Ratio 42.3% 40.9% 1.4 Year - Over - Year Financial Highlights (1) See “Non - GAAP Measurements” slide on page 43.

Quarterly Credit Quality Trends

($ in thousands)		3Q18	4Q18	1Q19	2Q19	3Q19
Nonaccrual Loans and Leases HFI	$	112,972	79,333	88,527	81,265	99,113
As a % of Loans and Leases HFI	%	0.66%	0.44%	0.48%	0.44%	0.53%
Nonperforming Assets	$	117,379	84,632	91,818	82,737	100,479
As a % of Loans and Leases & Foreclosed Assets	%	0.68%	0.47%	0.50%	0.45%	0.54%
Classified Loans and Leases HFI(1)	$	260,459	237,110	190,305	190,979	188,607
As a % of Loans and Leases HFI	%	1.51%	1.32%	1.04%	1.03%	1.01%
Credit Loss Provision	$	11,500	12,000	4,000	8,000	7,000
As a % of Average Loans and Leases (annualized)	%	0.27%	0.28%	0.09%	0.18%	0.15%
Net Charge-offs	$	1,719	19,948	191	11,244	4,485
As a % of Average Loans and Leases (annualized)	%	0.04%	0.46%	0.00%	0.25%	0.10%
Trailing Twelve Months Net Charge-offs	$	46,568	43,758	38,994	33,102	35,868
As a % of Average Loans and Leases	%	0.28%	0.26%	0.22%	0.18%	0.20%
Allowance for Credit Losses (ACL)(2)	$	177,281	169,333	173,142	169,898	172,413
As a % of Loans and Leases HFI	%	1.03%	0.94%	0.95%	0.92%	0.92%
ACL / Nonaccrual Loans and Leases HFI	%	156.92%	213.45%	195.58%	209.07%	173.96%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments.

PacWest Bancorp

Third Quarter 2019 | PACW | p. 14

Third Quarter 2019 | PACW | p. 15 Loans and Leases & Credit Quality

Third Quarter 2019 | PACW | p. 16 Commercial mortgage Income producing and other residential Commercial construction Residential construction Asset - based Venture capital Other commercial Consumer As of September 30, 2019 ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 4,301$ 23% 4,933$ 28% Income producing and other residential 3,596 19% 2,746 16% Total Real Estate Mortgage 7,897 42% 7,679 44% RE Construction & Land: Commercial 1,009 6% 854 5% Residential 1,542 8% 1,147 7% Total RE Construction & Land 2,551 14% 2,001 12% Total Real Estate 10,448 56% 9,680 56% Commercial: Asset-based 3,810 20% 3,222 19% Venture capital 2,210 12% 2,032 12% Other commercial 1,858 10% 1,898 11% Total Commercial 7,878 42% 7,152 42% Consumer 409 2% 398 2% Total Loans HFI (1) 18,735$ 100% 17,230$ 100% Unfunded commitments 7,791$ 7,056$ 9/30/2019 9/30/2018 Diversified Loan and Lease Portfolio (1) Net of deferred fees and costs

Third Quarter 2019 | PACW | p. 17 Other Commercial, $2,858mm, 27% SBA , $556mm , 5% Hospitality , $542mm , 5% Income Producing Residential, $3,490mm, 34% Healthcare , $345mm , 3% Other Residential , $106mm , 1% Construction & Land , $2,551mm , 25% Real Estate ($10.4B) Lender Finance & Timeshare, $2,234mm, 59% Equipment Finance, $785mm, 21% Premium Finance, $436mm, 11% Other, $355mm, 9% Asset - Based ($3.8B) ($ in millions) $ Mix $ Mix Asset-Based: Lender Finance & Timeshare 2,234$ 59% 1,817$ 56% Equipment Finance 785 21% 683 21% Premium Finance 436 11% 315 10% Other 355 9% 407 13% Total Asset-Based 3,810$ 100% 3,222$ 100% 9/30/2019 9/30/2018 ($ in millions) $ Mix $ Mix Real Estate: Income Producing Residential 3,490$ 34% 2,619$ 27% Other Commercial 2,858 27% 3,310 34% Construction & Land (1) 2,551 25% 2,001 21% SBA 556 5% 551 6% Hospitality 542 5% 552 6% Healthcare 345 3% 483 5% Other Residential 106 1% 127 1% Total Real Estate 10,448$ 100% 9,680$ 100% 9/30/2019 9/30/2018 (1) Of which land represents $170 million and $186 million as of 9/30/19 and 9/30/18. Diversified Loan and Lease Portfolio

Third Quarter 2019 | PACW | p. 18 ($ in millions) $ Mix $ Mix Other Commercial: Security Monitoring 618$ 33% 607$ 32% Secured Business Loans 550 30% 693 36% Unsecured Business Loans 305 16% 223 12% Municipal 162 9% 115 6% SBA 80 4% 109 6% Cash Flow 73 4% 83 4% HOA Loans 70 4% 68 4% Total Other Commercial 1,858$ 100% 1,898$ 100% 9/30/2019 9/30/2018 Security Monitoring , $618mm , 33% Municipal , $162mm , 9% Cash Flow , $73mm , 4% SBA , $80mm , 4% Secured Business Loans , $550mm , 30% HOA Loans , $70mm , 4% Unsecured Business Loans , $305mm , 16% Other Commercial ($1.9B) Equity Fund Loans, $1,247mm, 56% Expansion Stage, $675mm, 31% Early Stage, $203mm, 9% Late Stage, $85mm, 4% Venture Capital ($2.2B) ($ in millions) $ Mix $ Mix Venture Capital: Equity Fund Loans 1,247$ 56% 628$ 31% Expansion Stage 675 31% 975 48% Early Stage 203 9% 293 14% Late Stage 85 4% 136 7% Total Venture Capital 2,210$ 100% 2,032$ 100% 9/30/2019 9/30/2018 Diversified Loan and Lease Portfolio

Balancing Quality Growth with Our Credit De-Risking Strategy


Growth Initiatives
De-Risking Initiatives
CapitalSource Acquisition
New National Construction Lending Team
Square 1 Acquisition
New Multi-Family Lending Team
New Tax-Exempt Lending Team
CUB Acquisition
Colorado Market Expansion
2014
2015
2016
2017
2018
2019
Sold Celtic Capital
Strengthened construction lending criteria - lower loan- to-cost ratio
Sold PWEF Leasing
Began to reduce exposure to Healthcare Real Estate
Began to emphasize Equity Fund Loans in Venture Banking
Sold $1.5bn of Cash Flow Loans
Discontinued originating Security Monitoring and NL Healthcare RE loans

PacWest Bancorp

Third Quarter 2019 | PACW | p. 19

Third Quarter 2019 | PACW | p. 20 Credit De - Risking – Specific Portfolios $955mm $844mm $452mm $345mm 2016 2017 2018 3Q19 Healthcare Real Estate Loans 16% 22% 39% 56% 46% 45% 45% 31% 15% 12% 5% 4% 23% 21% 11% 9% $2.0b $2.1b $2.0b $2.2b 2016 2017 2018 3Q19 Venture Banking Loan Portfolio Equity Fund Loans Expansion Stage Late Stage Early Stage • Exited Cash Flow lending business in 2017 • Shifted Venture Banking strategy to grow Equity Fund Loans • Reduced exposure to Healthcare R.E. and in October 2019 ceased originating NL Healthcare R.E. loans • Results: • Decreased classified loans from 2.67% at YE2016 to 1.01% at 3Q19 • Decreased nonaccrual loans from 1.11% at YE2016 to 0.53% at 3Q19 $2,373mm $279mm $114mm $73mm 2016 2017 2018 3Q19 Commercial Cash Flow Loans Exited Business Reduced Exposure

Third Quarter 2019 | PACW | p. 21 Credit De - Risking – Evolution of National Lending Cash flow , $0.1bn Lender finance , $2.0bn Equip. finance , $0.8bn Other commercial , $0.1bn Healthcare R.E. , $0.3bn Multi - family , $3.2bn Other R.E. mortgage , $1.6bn Construction & land , $1.3bn Security monitoring , $0.6bn Premium finance , $0.4bn $10.4b NL Portfolio at 9/30/19 Pre - 2008 , 3% 2008 - 2013 , 8% 2014 , 3% 2015 , 3% 2016 , 9% 2017 , 24% 2018 , 30% 2019 , 20% $10.4b NL Portfolio by Origination Year $2.9mm $16.0mm $28.0mm $31.0mm $21.0mm $5.5mm 0 5 10 15 20 25 30 35 2014 2015 2016 2017 2018 2019 NL Gross Charge - offs by Year Pre - merger 2008 - 2014 • CapitalSource experienced elevated cumulative losses of 7.5% on $24 billion of loans originated between 2003 and 2008. • From 2008 to 2009 , transformative changes were made: ▪ New CEO - Jim Pieczynski ▪ Adopted bank - standard lending practices ▪ Discontinued several lending products that accounted for 2/3 of the cumulative losses ▪ Adjusted remaining lending products that accounted for 1/3 of the cumulative losses ▪ Focused lending towards lower volatility and higher collateral coverage quality sectors Cash flow , $1.6bn Lender finance , $1.2bn Equip. finance , $0.9bn Other commercial , $0.9bn Healthcare R.E. , $0.8bn Multi - family , $0.7bn Other R.E. mortgage , $1.1bn Construction & land, $0.1bn Security monitoring , $0.4bn At Acquisition $7.7b NL Portfolio at 6/30/14 Transformation of National Lending 2014 to Today

Third Quarter 2019 | PACW | p. 22 Construction & Land Loans - $2.6 Billion at 9/30/19 California, 60% New York , 12% Wash. DC , 6% Florida , 4% Virginia , 4% Nevada , 2% Washington , 2% Other , 10% Portfolio by State Multi - family apts, 48% Condominiums , 9% Hospitality , 14% Office,6% Land , 4% Retail , 4% SFR , 3% Industrial, Mixed - Use & Other , 12% Commitments by Property Type Commitment Amount Count 9/30/19 Tota l 9/30/19 % of Tota l $0 ~ $10mm 155 $ 594mm 11% $10mm ~ $25mm 54 822mm 16% $25mm ~ $50mm 45 1,679mm 32% $50mm ~ $100mm 19 1,300mm 25% $100mm ~ $150mm 7 862mm 16% Total $ 5,257mm LTC < 40%, 6% LTC 40% - 50%, 14% LTC 50% - 60%, 33% LTC 60% - 70%, 30% LTC > 70%, 17% Commitments By Loan - To - Cost Range

Multi-Family Loans

Recent Rent Control Legislation

- Rent control law passed in CA:
  - Places an annual cap on rent increases statewide for buildings over 15 years old;
  - Limits rent increases for occupied units – does not limit rent increases when a unit becomes vacant;
  - Annual rent increases capped at 5% + inflation adjustment (10% cap);
  - Major CA cities already have restrictive caps in place – local ordinances that are more restrictive than new law will remain in place.
- Rent control laws passed in New York:
  - Limits rent increases for occupied units and when a unit becomes vacant.
- Neither legislation is expected to have a significant impact to PACW given rent cap limits and previous existing laws (CA) or limited exposure (NY).

$1.0bn[(1)] MF Construction Portfolio



Others, 8%
N. Carolina, 5%
Virginia, 6%
Washinton, 4%
Florida, 6%
Washington DC, 9%
California, 62%

Income Producing Residential

Principal Balance Amount	Count	9/30/19 Total	9/30/19 % of Total
< $1mm	493	$ 215mm	6%
$1mm ~ $5mm	642	1,497mm	43%
$5mm ~ $10mm	158	1,077mm	31%
$10mm ~ $25mm	34	482mm	14%
$25mm ~ $105mm	3	219mm	6%
Total		$ 3,490mm	

$3.5bn[(2)] Income Producing Residential Portfolio



Others, 6%
Colorado, 3%
New York, 3%
Oregon, 4%
Florida, 6%
Washington, 7%
California, 71%

(1) MF construction commitments total $2.5bn and have a weighted average loan-to-cost ratio of 60.2% as of September 30, 2019.
(2) $778mm, or approximately 22%, of MF portfolio is 50% risk-weighted.

PacWest Bancorp

Third Quarter 2019 | PACW | p. 23

Security Monitoring Cash Flow Loans

- New technology is disrupting the security alarm business causing increased customer acquisition costs and customer attrition, thereby adversely impacting business models and valuations
- $236mm or 38% of the portfolio are SNCs
- 5.69% WAC; 100% variable rate; WAM 28 months
- $166mm of unfunded commitments; subject to an availability formula based upon eligible recurring monthly revenue
- A lending product since 2003; experienced one loss ($1.7mm) in 1Q19 over this timeframe
- In 3Q19 special mention loans increased $54mm due primarily to the downgrade of 2 loans
- Heightened monitoring of our credit risk for this portfolio; discontinued new originations in October 2019

Risk Rating	Count		9/30/19 Total
Pass	31	$	483mm
Special Mention	5		100mm
Classified	2		35mm
Total	**38**	**$**	**618mm**

Balance by Tranche	Count		9/30/19 Total
< $5mm	8	$	22mm
$5mm ~ $10mm	11		83mm
$10mm ~ $20mm	5		70mm
$20mm ~ $30mm	6		154mm
$30mm ~ $40mm	6		207mm
$40mm ~ $48mm	2		82mm
Total	**38**	**$**	**618mm**

Portfolio by Revenue Source


Personal Emergency Response Systems 9%
Residential 48%
Commercial 43%

PacWest Bancorp
Third Quarter 2019 | PACW | p. 24

Third Quarter 2019 | PACW | p. 25 Shared National Credits (SNCs) $2.1bn $2.3bn $1.2bn $840mm $766mm 2015 2016 2017 2018 3Q19 Total $2.1bn $2.3bn $1.2bn $840mm $766mm Classified $81mm $70mm $41mm $67mm $41mm Nonaccrual $- $13mm $15mm $- $15mm SNC Loans Healthcare RE, $40mm , 5% Equity Funds Lines, $79mm , 9% RE Development , $31mm , 4% Consumer Finance , $247mm , 32% RE Rental & Leasing , $36mm , 5% Other , $40mm , 5% Security Monitoring, $236mm, 32% Information , $57mm , 8% $766mm of SNC Loans at 9/30/2019 ▪ SNCs are not a line of business. SNC relationships are included in business line balances. ▪ SNCs are facilities of $100 million or greater with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. ▪ Credit underwriting standards are the same as standards applied to all loans. ▪ No energy - related or franchise restaurant SNCs. 67% decrease

Third Quarter 2019 | PACW | p. 26 ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Difference Rate on Production (1) ($ in millions) Loans Beginning Balance (2) Loans Ending Balance (2) Quarterly Change (3) 3Q19 2,519$ 2,229$ 290$ 5.45% 3Q19 18,473$ 18,736$ 263$ 2Q19 2,730 2,509 221 5.15% 2Q19 18,308 18,473 165 1Q19 2,368 1,972 396 5.11% 1Q19 17,958 18,308 350 4Q18 2,758 1,991 767 5.38% 4Q18 17,230 17,958 727 3Q18 2,283 1,928 355 5.17% 3Q18 16,885 17,230 345 $1,316 $1,572 $1,175 $1,436 $1,231 $967 $1,186 $1,193 $1,294 $1,288 $1,133 $1,071 $933 $1,529 $1,391 $795 $921 $1,039 $980 $838 $2,283 $2,758 $2,368 $2,730 $2,519 $1,928 $1,991 $1,972 $2,509 $2,229 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 3Q18 4Q18 1Q19 2Q19 3Q19 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Rate on Production (1) The weighted average rate on production presents contractual rates and does not include amortized fees. Amortized fees added approximately 30 basis points to loan yields in 2019 and 31 basis points in 2018. (2) Net of deferred fees and costs (3) Quarterly change equals “Net Difference” plus transfers to loans held for sale, transfers to OREO, charge - offs and loan sales. Loan and Lease Production of $ 1.2 Billion in 3Q19

Third Quarter 2019 | PACW | p. 27 (1) Amounts and ratios related to 2019 and 2018 periods are for total loans and leases. Amounts and ratios for 2017 and 2016 are for Non - PCI loans and leases. (2) Classified loans and leases are those with a credit risk rating of substandard or doubtful. (3) Net of $14.1 million negative provision recorded in conjunction with the sale of $1.5 billion of cash flow loans. (4) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments. ($ in thousands) 2016 2017 2018 YTD 2019 Nonaccrual Loans and Leases HFI $ 170,599 155,784 79,333 99,113 As a % of Loans and Leases HFI % 1.11% 0.92% 0.44% 0.53% Nonperforming Assets $ 183,575 157,113 84,632 100,479 As a % of Loans and Leases & Foreclosed Assets % 1.20% 0.93% 0.47% 0.54% Classified Loans and Leases HFI (2) $ 409,645 278,405 237,110 188,607 As a % of Loans and Leases HFI % 2.67% 1.65% 1.32% 1.01% Credit Loss Provision $ 61,000 59,000 (3) 45,000 19,000 As a % of Average Loans and Leases (annualized) % 0.42% 0.37% 0.27% 0.14% Net Charge-offs $ 21,990 62,957 43,758 15,920 As a % of Average Loans and Leases (annualized) % 0.15% 0.40% 0.26% 0.12% Allowance for Credit Losses (ACL) (4) $ 161,278 161,647 169,333 172,413 As a % of Loans and Leases HFI % 1.05% 0.96% 0.94% 0.92% ACL / Nonaccrual Loans and Leases HFI % 94.54% 103.76% 213.45% 173.96% Credit Quality Trends (1)

Third Quarter 2019 | PACW | p. 28 Current Expected Credit Loss (CECL) Impact ▪ Estimated increase to ACL upon 1/1/20 adoption in the range of 0 - 10% ▪ Impact influenced by short - duration commercial loan portfolio; minimal consumer loan portfolio (<2.5% of total loan portfolio) ▪ Negligible impact to capital ratios based on current estimates ▪ Estimate based on 9/30/19 loan balances, current economic forecasts and assumptions using a one - year reasonable and supportable forecast period ▪ Current estimate and future calculations all highly dependent on loan composition, model methodologies, various assumptions, economic forecasts and judgments ▪ Anticipate volatility in the allowance for credit losses and the provision for credit losses due to fluctuations in economic forecasts, economic conditions, assumptions and volume of new originations and payoffs

Third Quarter 2019 | PACW | p. 29 Deposits

Deposit Detail

($ in millions)	At or For the Quarter Ended September 30, 2019			At or For the Quarter Ended September 30, 2018		
Deposit Category	Average $	Quarter-End $	Mix	Average $	Quarter-End $	Mix
Noninterest-bearing demand	$ 7,488	$ 7,441	38%	$ 8,120	$ 7,834	44%
Interest checking	3,557	3,646	18%	2,306	2,278	13%
Money market	4,718	4,870	25%	4,895	4,783	27%
Savings	516	514	3%	629	618	3%
Total core deposits	16,279	16,471	84%	15,950	15,513	87%
Non-core non-maturity deposits	445	480	2%	503	484	3%
Total non-maturity deposits	16,724	16,951	86%	16,453	15,997	90%
Time deposits $250,000 and under	2,316	2,283	12%	1,427	1,509	8%
Time deposits over $250,000	479	499	2%	352	374	2%
Total time deposits	2,795	2,782	14%	1,779	1,883	10%
Total deposits (1)	$ 19,519	$ 19,733	100%	$ 18,232	$ 17,880	100%



Core: 84%
September 30, 2019
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand



September 30, 2018
Interest checking
Money market
Core: 87%
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand

(1) Does not include $1.8 billion and $2.0 billion of client investment funds held at September 30, 2019 and September 30, 2018, respectively.

PacWest Bancorp

Third Quarter 2019 | PACW | p. 30

Third Quarter 2019 | PACW | p. 31 Deposit Portfolio $17.9 $18.9 $19.3 $18.8 $19.7 0.83% 1.10% 1.24% 1.35% 1.34% 0.46% 0.62% 0.73% 0.81% 0.83% 0.00% 0.50% 1.00% 1.50% 2.00% 0.0 5.0 10.0 15.0 20.0 25.0 3Q18 4Q18 1Q19 2Q19 3Q19 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Average Interest-Bearing Deposits Cost of Average Total Deposits ▪ The cost of average total deposits increased to 0.83% for 3Q19 from 0.81% for 2Q19 due to a higher average balance of interest - bearing deposits combined with a lower average balance of noninterest - bearing deposits. The cost of average total deposits for the month of September was 0.80%, reflecting actions taken to reduce certain deposit rates in light of the federal funds target rate cuts during the third quarter. ▪ The cost of average interest - bearing deposits peaked in 2Q19 and declined by one basis point in 3Q19 to 1.34%.

Third Quarter 2019 | PACW | p. 32 Net Interest Margin

Third Quarter 2019 | PACW | p. 33 5.08% 4.97% 5.11% 5.18% 4.99% 4.91% 4.69% 4.72% 4.46% 3.57% 3.59% 3.60% 3.64% 3.61% 3.64% 3.58% 3.58% 3.45% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 PACW Reported TE NIM KRX Median NIM Industry Leading Tax Equivalent Net Interest Margin Source: S&P Global Market Intelligence using data as of November 5, 2019. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Third Quarter 2019 | PACW | p. 34 6.01% 5.89% 6.11% 6.30% 6.20% 6.27% 6.16% 6.26% 5.91% 5.87% 5.74% 5.92% 6.09% 6.06% 6.11% 6.09% 6.18% 5.86% 4.47% 4.53% 4.60% 4.78% 4.89% 5.01% 5.08% 5.09% 4.95% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 PACW - Reported TE Loan Yield PACW - Loan Yield Excluding Discount Accretion KRX - Median Loan Yield Higher Loan Yields From Disciplined & Diversified Lending Source: S&P Global Market Intelligence using data as of November 5, 2019. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”. CUB acquisition

Third Quarter 2019 | PACW | p. 35 0.31% 0.30% 0.31% 0.37% 0.46% 0.62% 0.73% 0.81% 0.83% 0.37% 0.42% 0.43% 0.52% 0.60% 0.71% 0.81% 0.86% 0.89% 0.95% 1.15% 1.20% 1.45% 1.74% 1.92% 2.40% 2.40% 2.19% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 PACW - Reported Deposit Cost KRX - Median Deposit Cost Avg Fed Funds Rate Deposit Franchise – 3Q19 Cost of 83 Basis Points Source: S&P Global Market Intelligence using data as of November 5, 2019. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Third Quarter 2019 | PACW | p. 36 Variable - Rate and Hybrid Loans by Index ($ in Millions) Amount % 1 - month LIBOR $ 6,071 2 - month LIBOR 22 3 - month LIBOR 50 6 - month LIBOR 2,880 12 - month LIBOR 189 Total LIBOR - Based Loans 9,212 62% Prime Rate 4,499 30% Other Index 1,215 8% Total Variable - Rate/Hybrid Loans $ 14,926 100% Interest Rate Components of the Loan and Lease Portfolio $1,240mm $652mm $1,089mm $4,509mm 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing Fixed - Rate , 20% Variable - Rate, 60% Hybrid , 20%, Loan Portfolio by Repricing Type 0.0% 20.0% 40.0% 60.0% 80.0% $- $2,000 $4,000 $6,000 $8,000 $10,000 Floor is In the Money Now cut 25 bps cut 50 bps cut 75 bps cut 100 bps cut 125 bps cut 150 bps cut 175 bps cut 200 bps % of Variable Rate Loans Cumulative Balance ($ 000’s) Amount of Rate Cut Floor Analysis - Variable Rate Loans as of September 30, 2019 As of 3Q19 As of 2Q19 Percent

Third Quarter 2019 | PACW | p. 37 Sensitivity of Net Interest Income to Interest Rate Changes Note: The above table presents forecasted net interest income and net interest margin for the next 12 months using the forwar d y ield curve as of September 30, 2019 as the base scenario and shocking the static balance sheet for immediate and sustained parallel upward movements in int erest rates of 100, 200 and 300 basis points and a downward movement in interest rates of 25, 50 and 100 basis points . ($ in millions) Interest Rate Scenario Forecasted Net Interest Income (Tax Equivalent) Percentage Change from Base Forecasted Net Interest Margin (Tax Equivalent) Up 300 basis points $ 1,153.0 17.6% 5.00% Up 200 basis points 1,094.0 11.5% 4.74% Up 100 basis points 1,033.3 5.4% 4.48% Base case 980.8 - 4.25% Down 25 basis points 967.1 - 1.4% 4.19% Down 50 basis points 957.1 - 2.4% 4.15% Down 100 basis points 937.1 - 4.5% 4.06%

Third Quarter 2019 | PACW | p. 38 Investment Securities

Third Quarter 2019 | PACW | p. 39 (1) Fair value at 9/30/19 (2) Yield is for 3Q19; 3Q19 yield would be 3.12% excluding a YTD tax - equivalent income adjustment recorded in 3Q19. (3) Not rated category comprised primarily of not rated revenue bonds backed by an underlying agency security or CRA - related revenue bon ds. Asset - backed Securities , $214mm , 6% Agency Residential MBS , $325mm , 8% Agency Residential CMOs , $1,173mm , 31% Agency Commercial MBS , $1,100mm , 29% Private CMOs , $94mm , 2% Municipal Securities , $722mm , 19% Collateralized Loan Obligations , $114mm , 3% Other , $76mm , 2% $3.8 Billion Total Investment Portfolio (1) 6.3 5.8 5.6 6.0 6.3 5.3 5.2 5.0 4.5 4.4 4 5 6 7 3Q18 4Q18 1Q19 2Q19 3Q19 Years Average Life and Effective Duration Average Life Effective Duration S&P Ratings % Total Issue Type % Total AAA 12% G.O. Limited 5% AA 79% G.O . Unlimited 44% A 2% Revenue 51% BBB 1% Not Rated (3) 6% 100% 100% 3.36% overall portfolio tax equivalent yield (2) Municipal Securities Composition Diversified Investment Portfolio

Third Quarter 2019 | PACW | p. 40 Controlled Expenses

Third Quarter 2019 | PACW | p. 41 40.4% 41.0% 41.7% 39.8% 40.9% 41.7% 42.4% 41.6% 42.3% 55.3% 54.4% 56.3% 54.8% 53.6% 54.1% 54.3% 54.3% 54.1% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 PACW Reported Efficiency Ratio KRX Median Efficiency Ratio Efficiency Ratio Trend Source: S&P Global Market Intelligence using data as of November 5, 2019. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Third Quarter 2019 | PACW | p. 42 Non - GAAP Measurements

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The table below presents reconciliations of certain GAAP to non-GAAP financial measures.

($ in thousands, except per share amounts)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 4,920,108	$ 4,852,010	$ 4,790,982	$ 4,825,588	$ 4,741,685
Less: Intangible assets	2,591,217	2,596,050	2,600,920	2,605,790	2,610,776
Tangible common equity	$ 2,328,891	$ 2,255,960	$ 2,190,062	$ 2,219,798	$ 2,130,909
Total assets	$ 26,724,627	$ 26,344,414	$ 26,324,138	$ 25,731,354	$ 24,782,126
Less: Intangible assets	2,591,217	2,596,050	2,600,920	2,605,790	2,610,776
Tangible assets	$ 24,133,410	$ 23,748,364	$ 23,723,218	$ 23,125,564	$ 22,171,350
Equity to assets ratio	18.41%	18.42%	18.20%	18.75%	19.13%
Tangible common equity ratio (1)	9.65%	9.50%	9.23%	9.60%	9.61%
Book value per share	$ 41.06	$ 40.49	$ 39.86	$ 39.17	$ 38.46
Tangible book value per share (2)	$ 19.43	$ 18.83	$ 18.22	$ 18.02	$ 17.28
Shares outstanding	119,831,192	119,829,104	120,201,149	123,189,833	123,283,450
Return on Average Tangible Equity					
Net earnings	$ 110,026	$ 128,125	$ 112,604	$ 115,041	$ 116,287
Average stockholders' equity	$ 4,890,746	$ 4,818,889	$ 4,815,965	$ 4,758,401	$ 4,748,819
Less: Average intangible assets	2,593,925	2,598,762	2,603,842	2,608,497	2,614,055
Average tangible common equity	$ 2,296,821	$ 2,220,127	$ 2,212,123	$ 2,149,904	$ 2,134,764
Return on average equity	8.93%	10.66%	9.48%	9.59%	9.72%
Return on average tangible equity (3)	19.01%	23.15%	20.64%	21.23%	21.61%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized net earnings divided by average tangible common equity.

PacWest Bancorp

Third Quarter 2019 | PACW | p. 43

Bank Holding Companies and Banks in the KRX Index

Total Assets (*in billions*)

1	Popular, Inc.	BPOP	$ 52.480	26	Prosperity Bancshares, Inc.	PB	$ 22.093
2	Signature Bank	SBNY	$ 49.412	27	Fulton Financial Corporation	FULT	$ 21.704
3	Synovus Financial Corp.	SNV	$ 47.661	28	First Hawaiian, Inc.	FHB	$ 20.599
4	TCF Financial Corp.	TCF	$ 45.693	29	Old National Bancorp	ONB	$ 20.439
5	First Horizon National Corporation	FHN	$ 43.718	30	BancorpSouth Bank	BXS	$ 19.850
6	East West Bancorp, Inc.	EWBC	$ 43.275	31	United Bankshares, Inc.	UBSI	$ 19.751
7	Wintrust Financial Corporation	WTFC	$ 34.912	32	Cathay General Bancorp	CATY	$ 18.005
8	F.N.B. Corporation	FNB	$ 34.329	33	Cadence Bancorporation	CADE	$ 17.856
9	Valley National Bancorp	VLY	$ 33.766	34	First Midwest Bancorp, Inc.	FMBI	$ 17.699
10	Texas Capital Bankshares, Inc.	TCBI	$ 33.526	35	Bank of Hawaii Corporation	BOH	$ 17.672
11	BankUnited, Inc.	BKU	$ 32.951	36	Washington Federal, Inc.	WAFD	$ 16.475
12	Associated Banc-Corp	ASB	$ 32.596	37	Hope Bancorp, Inc.	HOPE	$ 15.380
13	Cullen/Frost Bankers, Inc.	CFR	$ 32.248	38	Home Bancshares, Inc.	HOMB	$ 14.902
14	IBERIABANK Corporation	IBKC	$ 31.735	39	First Financial Bancorp	FFBC	$ 14.480
15	Hancock Whitney Corporation	HWC	$ 30.544	40	Columbia Banking Systems, Inc.	COLB	$ 13.758
16	Sterling Bancorp	STL	$ 30.078	41	Glacier Bancorp, Inc.	GBCI	$ 13.719
17	Webster Financial Corporation	WBS	$ 29.895	42	Trustmark Corporation	TRMK	$ 13.585
18	Umpqua Holdings Corporation	UMPQ	$ 28.931	43	United Community Banks, Inc.	UCBI	$ 12.809
19	Pinnacle Financial Partners, Inc.	PNFP	$ 27.548	44	Community Bank Systems, Inc.	CBU	$ 11.597
20	**PacWest Bancorp**	**PACW**	**$ 26.725**	45	CVB Financial Corp.	CVBF	$ 11.333
21	Investors Bancorp	ISBC	$ 26.725	46	Provident Financial Services, Inc.	PFS	$ 9.918
22	Western Alliance Bancorporation	WAL	$ 26.324	47	Boston Private Financial Holdings, Inc.	BPFH	$ 8.691
23	Commerce Bankshares, Inc.	CBSH	$ 25.876	48	First Commonwealth Financial Corporation	FCF	$ 8.152
24	UMB Financial Corporation	UMBF	$ 24.143	49	First Financial Bankshares, Inc.	FFIN	$ 8.114
25	Bank OZK	OZK	$ 23.403	50	Brookline Bancorp, Inc.	BRKL	$ 7.878

Source: S&P Global Market Intelligence using data as of November 5, 2019.
Banks in the KRX Index as of September 30, 2019.

PacWest Bancorp

Third Quarter 2019 | PACW | p. 44